UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): August 6, 2006

Comtech Group, Inc.
(Exact name of registrant as specified in charter)

Maryland
(State or other jurisdiction of incorporation)

000-02642        52-0466460
(Commission File Number)     (IRS Employer Identification No.)

c/o Comtech Group, Room 10001,
Tower C, Skyworth Building,
High-Tech Industrial Park,
Nanshan, Shenzhen 5180, PRC

(Address of principal executive offices and zip Code)

011-86-755-267-4327

(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On August 6, 2006, Comtech (China) Holding Ltd. (“Comtech China”), a British Virgin Islands company and a wholly-owned subsidiary of Comtech Group, Inc. (the “Registrant”), entered into a Shares Acquisition Agreement whereby Comtech China agreed to acquire 40% of the outstanding shares of Shanghai E&T System Company Limited (“Shanghai E&T”), a company formed under the laws of the People’s Republic of China, from Duckworth Investments Limited, a British Virgin Islands company. Pursuant to this Agreement, Comtech China will pay an aggregate of RMB16,000,000 (US$2,005,000) for these share as follows: (i) RMB 10,000,000 (US$1,253,000)  to Duckworth within one month of the execution of this Agreement; and (ii) RMB 6,000,000 (US$752,000) to Duckworth no later than 18 months from such execution. Shenzhen Comtech International Limited (“Shenzhen Comtech”), a company formed under the laws of the People’s Republic of China and a wholly owned subsidiary of the Registrant, currently owns the remaining 60% of the outstanding shares of Shanghai E&T. After the transaction, Shanghai E&T will become the wholly owned subsidiary of the Registrant by virtue of its shareholdings in Shenzhen Comtech and Comtech China.

In addition, on August 6, 2006, Comtech Group (“Comtech-Cayman”), a Cayman Island company and wholly owned subsidiary of the Registrant, entered into an Agreement with United Information Technology Co., Ltd. (“UIT”), a Cayman Islands company, and its subsidiary and certain of its previous shareholders (collectively the “Previous Shareholders”). Pursuant to this Agreement, Comtech-Cayman will sell to UIT all of the issued and outstanding shares of United Information Technology Co., Ltd. (“UIT-BVI”), a British Virgin Islands company and a wholly-owned subsidiary of Comtech-Cayman. In consideration for the shares of UIT-BVI, UIT will pay Comtech-Cayman $1,250,000, and will repay all loans and debts due and owing by UIT-BVI and its subsidiaries to Comtech-Cayman in an amount of $2,500,000. This transaction is scheduled to close on or before August 25, 2006, subject to the satisfaction of certain conditions of closing, including the execution of a Termination Agreement whereby Comtech-Cayman, UIT-BVI, and the Shareholders agree to terminate the previous Share Purchase Agreement entered into on May 12, 2005.

The above descriptions of these transactions do not purport to be complete and are qualified in their entirety by reference to the full text of the exhibits filed herewith and incorporated by this reference.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Agreement, dated August 6, 2006, between Comtech Group, Inc. and United Information Technology Co., Ltd.

10.2	Termination Agreement, dated August 6, 2006, between Comtech Goup, Inc. and United Information Technology Co., Ltd.

10.3	Shares Acquisition Agreement, dated August 6, 2006, between Comtech (China) Holding Ltd. and Duckworth Investments Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMTECH GROUP, INC.

By:  /s/ Jingwei (Jeffrey) Kang
Name: Jingwei (Jeffrey) Kang
Title: Chief Executive Officer

Dated: August 9, 2006

Exhibit Index

Exhibit No.	Description

10.1	Agreement, dated August 6, 2006, between Comtech Group, Inc. and United Information Technology Co., Ltd.

10.2	Termination Agreement, dated August 6, 2006, between Comtech Goup, Inc. and United Information Technology Co., Ltd.

10.3	Shares Acquisition Agreement, dated August 6, 2006, between Comtech (China) Holding Ltd. and Duckworth Investments Limited.

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